UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2021

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, Ecolab Inc., a Delaware corporation (“Ecolab” or the “Company”), announced that Jennifer Bradway has been appointed to the position of senior vice president, Corporate Controller, and will serve as Ecolab’s principal accounting officer, effective January 1, 2022, succeeding Scott Kirkland. As previously announced, Mr. Kirkland will be assuming the position of Chief Financial Officer on the same date. Ms. Bradway, age 45, has been with Ecolab since 2012 and is currently senior vice president, Finance, Global Institutional, a position she has held since January 2020. Prior to that, she served in Finance leadership roles of increasing scope and responsibility in Institutional including vice president, North America Institutional Finance, vice president, U.S. Institutional Controller, director, Institutional Distributor Sales Finance, and operations controller, North America Supply Chain.

Ms. Bradway will also continue to participate in Ecolab’s other regular compensation arrangements for executive officers. Additional information about Ecolab’s executive compensation program can be found in its 2021 proxy statement.

There is no transaction between Ms. Bradway (or her immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 15, 2021	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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